Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 10 to Registration Statement No. 333-142236 of our report dated March 28, 2008 (May 28, 2008 as to the effects of the stock split described in Note 14), relating to the consolidated financial statements of Cypress Sharpridge Investments, Inc. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 13, 2008